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                                                                    EXHIBIT 99.5

                                                                  EXECUTION COPY


                         SILKNET STOCK VOTING AGREEMENT

     THIS SILKNET STOCK VOTING AGREEMENT ("SILKNET STOCK VOTING AGREEMENT") is made and entered into as of February 6, 2000 by and between Kana Communications, Inc., a Delaware corporation ("KANA"), and the undersigned director, officer or affiliate (the "HOLDER") of Silknet Software Inc., a Delaware corporation ("SILKNET").

                                    RECITALS

     Concurrently with the execution of this Silknet Stock Voting Agreement, Kana, Pistol Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Kana ("SUB"), and Silknet have entered into an Agreement and Plan of Reorganization, dated as of February 6, 2000 (the "MERGER AGREEMENT") providing for the merger of Sub with and into Silknet (the "MERGER"). As a result of the Merger, which is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, Silknet will become a wholly-owned subsidiary of Kana and stockholders of Silknet will become stockholders of Kana. Holder is the holder of record and the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT")) of the number of shares of the capital stock of Silknet indicated on the signature page of this Silknet Stock Voting Agreement (the "SHARES"). As a condition to its execution and delivery of the Merger Agreement, Kana has requested that Holder agree, and in consideration, and to induce the execution and delivery, of the Merger Agreement by Kana, Holder is willing to agree (i) not to transfer or otherwise dispose of the Shares or any other shares of capital stock of Silknet acquired after the date of this Silknet Stock Agreement and prior to the expiration of this Silknet Stock Voting Agreement, except as specifically permitted hereby, and (ii) to vote the Shares and any other such shares of Silknet stock so as to facilitate consummation of the Merger, as more fully described below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

     Section 1 NO TRANSFER OR ENCUMBRANCE OF SHARES. Holder agrees not to sell, pledge, assign, encumber, dispose of or otherwise transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) ("TRANSFER") any of the Shares or any New Shares (as defined below), or to make any offer or agreement relating thereto at any time prior to the expiration of this Silknet Stock Voting Agreement. The foregoing restrictions shall not prohibit a transfer of Shares or New Shares (i) in the case of an individual, to any member of his immediate family, to a trust for the benefit of Holder or any member of his immediate family or a transfer of Shares or New Shares upon the death of Holder,
(ii) in the case of a partnership or limited liability company, to one or more partners or members or to an affiliated corporation or (iii) which Holder can not prevent (it being understood that Holder shall use his best efforts to prevent transfers other than pursuant to (i) or (ii) hereof); provided, however, that any transferee with respect to a transfer permitted under (i) or (ii) shall, as a precondition to such transfer, agree in a writing delivered to


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Kana, to be bound by the terms and conditions of this Silknet Stock Voting
Agreement. This Silknet Stock Voting Agreement shall expire on the earlier of
(a) the date and time on which the Merger shall become effective in accordance with the terms of the Merger Agreement or (b) the date on which the Merger Agreement shall be terminated pursuant to Section 8.01 of the Merger Agreement (the "EXPIRATION DATE"). Holder agrees that any shares of capital stock of Silknet that Holder purchases or with respect to which Holder otherwise acquires beneficial ownership after the date of this Silknet Stock Voting Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Silknet Stock Voting Agreement to the same extent as if such shares constituted Shares.

     Section 2 AGREEMENT TO VOTE SHARES. Holder hereby agrees to appear, or, using Holder's best efforts and to the full extent legally permitted, cause the holder of record on any applicable record date to appear in person or by proxy for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered. At every meeting of the Silknet stockholders called with respect to any of the following, and at any adjournment thereof, Holder shall vote or, using Holder's best efforts and to the full extent legally permitted, cause the holder of record to vote the Shares and any New Shares (except those Shares or New Shares which are not voting securities):

          (a) in favor of adoption of the Merger Agreement and approval of the Merger and any proposal or action which would, or could reasonably be expected to, facilitate the Merger;

          (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

          (c) against any merger, consolidation or other business combination of Silknet with, sale of assets or stock of Silknet to, or reorganization or recapitalization involving Silknet with, any party other than Kana or an affiliate of Kana as contemplated by the Merger Agreement;

          (d) against any liquidation, or winding up of Silknet; and

          (e) against any other proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage the Merger (each of (b) through (e) collectively, an "OPPOSING PROPOSAL").

Holder, as the holder of voting stock of Silknet, shall be present, in person or by proxy, or, using Holder's best efforts and to the full extent legally permitted, cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of Silknet so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings. This Silknet Stock Voting Agreement is intended to bind Holder only with respect to the specific matters set forth herein, and shall not prohibit Holder from acting in accordance with Holder's fiduciary duties as an officer or director of Silknet.

     Section 3 OPTION EXERCISE. Holder agrees that if, at any meeting of stockholders of Silknet called with respect to any of (a) through (e) of Section 2 hereof, the number of shares of

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Silknet's capital stock voting in accordance with (a) through (e) of Section 2 hereof shall not be enough to prevail in such vote, Holder will immediately exercise any and all options and warrants, or otherwise convert or exercise any securities, beneficially owned by him (to the full extent permitted by applicable law) in order to vote all New Shares resulting from such exercise or conversion in accordance with Section 2 hereof. Kana hereby agrees that, in the event Holder is required pursuant to this Section 3 to convert or exercise any securities and upon request by Holder, Kana will make a loan, evidenced by a promissory note and on reasonable terms, to Holder (or any third party) in the amount of any tax imposed on Holder (or such third party) solely as a result of such conversion or exercise.

     Section 4 IRREVOCABLE PROXY. Concurrently with the execution of this Silknet Stock Voting Agreement, Holder agrees to deliver to Kana a proxy in the form attached hereto as Annex A (the "PROXY"), which shall be irrevocable to the extent provided therein; provided, however, that the Proxy shall be revoked upon termination of this Silknet Stock Voting Agreement in accordance with its terms.

     Section 5 REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDER. Holder hereby represents, warrants and covenants to Kana as follows:

          (a) OWNERSHIP OF SHARES. Holder (i) is the holder of record or beneficial owner or holder of the voting power of the Shares and will be the holder of record or beneficial owner or holder of voting power of all New Shares, if any, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances that would interfere with the voting of the Shares or the granting of any proxy with respect thereto, (ii) does not beneficially own any shares of capital stock of Silknet other than the Shares (except to the extent that Holder currently disclaims beneficial ownership in accordance with applicable law) and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Silknet Stock Voting Agreement and the Proxy.

          (b) NO VOTING TRUSTS AND AGREEMENTS. Between the date of this Agreement and the Expiration Date, Holder will not, and will not permit any entity under Holder's control to, deposit any shares of Silknet capital stock held by Holder or such entity in a voting trust or subject any shares of Silknet capital stock held by such Holder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements entered into with Kana.

          (c) VALIDITY; NO CONFLICT. This Silknet Stock Voting Agreement constitutes the legal, valid and binding obligation of Holder. Neither the execution of this Silknet Stock Voting Agreement by Holder nor the consummation of the transactions contemplated herein will violate or result in a breach of (i) any provision of any trust, charter, partnership agreement or other charter document applicable to Holder, (ii) any agreement to which Holder is a party or by which Holder is bound, (iii) any decree, judgment or order to which Holder is subject, or (iv) any law or regulation now in effect applicable to Holder.

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          (d) NO PROXY SOLICITATIONS. Subject to the last sentence of Section 2, between the date of this Agreement and the Expiration Date, Holder will not, and will not permit any entity under Holder's control, to (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (ii) initiate a stockholders' vote with respect to an Opposing Proposal or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange
     Act) with respect to any voting securities of Silknet with respect to an Opposing Proposal.

     Section 6 REPRESENTATIONS, WARRANTIES AND COVENANTS OF KANA. Kana represents, warrants and covenants to Holder as follows:

          (a) DUE AUTHORIZATION. This Silknet Stock Voting Agreement has been authorized by all necessary corporate action on the part of Kana and has been duly executed by a duly authorized officer of Kana.

          (b) VALIDITY; NO CONFLICT. This Silknet Stock Voting Agreement constitutes the legal, valid and binding obligation of Kana. Neither the execution of this Silknet Stock Voting Agreement by Kana nor the consummation of the transactions contemplated herein will violate or result in a breach of (i) any agreement to which Kana is a party or by which Kana is bound, (ii) any decree, judgment or order to which Kana is subject, or
     (iii) any law or regulation now in effect applicable to Kana.

     Section 7 ADDITIONAL DOCUMENTS. Holder and Kana hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Kana's legal counsel or Holder, as the case may be, to carry out the intent of this Silknet Stock Voting Agreement.

     Section 8 LEGENDING OF SHARES. Upon the request of Kana, Holder agrees that it shall forthwith surrender all certificates representing the Shares so that they shall bear a conspicuous legend stating that they are subject to this Agreement (and the restrictions on transfer provided for herein) and to an Irrevocable Proxy. Subject to the terms of Section 2 hereof, Stockholder agrees that it shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

     Section 9 CONSENT AND WAIVER. Holder hereby gives any consent or waiver reasonably required for the consummation of the Merger under the terms of any agreement to which Holder is a party.

     Section 10 TERMINATION. Notwithstanding any other provision contained herein, this Silknet Stock Voting Agreement and the Proxy, and all obligations of Holder hereunder and thereunder, shall terminate as of the Expiration Date.

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     Section 11     NO SOLICITATION.

          (a) Until the earlier of the Effective Time (as defined in the Merger Agreement) or a valid termination of the Merger Agreement pursuant to
     Article VIII thereof, Holder will not, and will not authorize, direct or permit any of its officers, directors, employees, affiliates under its control, investment bankers, attorneys, accountants or other agents, advisors or representatives (collectively, "REPRESENTATIVES") to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Silknet Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiry or proposal that constitutes or may reasonably be expected to lead to, any Silknet Takeover Proposal, (iii) authorize, approve or recommend any Silknet Takeover Proposal, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment accepting or providing for any Silknet Takeover Proposal.

          (b) Holder and Kana agree that irreparable damage would occur in the event that the provisions of this Section 11 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Kana shall be entitled to seek an injunction or injunctions to prevent breaches of this Section 11 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the parties may be entitled at law or in equity.

          (c) For purposes of this Agreement, "SILKNET TAKEOVER PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Silknet or the acquisition of twenty percent (20%) or more of the outstanding shares of capital stock of Silknet, or all or substantially all of the assets of Silknet or any asset of Silknet, the absence of which would materially diminish the value of the Merger to Kana or the benefits expected by Kana to be realized from the Merger, or any other transaction inconsistent with consummation of the transactions contemplated by the Merger Agreement.

     Section 12 CONFIDENTIALITY. Holder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Kana.

     Section 13     MISCELLANEOUS.

          (a) SEVERABILITY. If any term, provision, covenant or restriction of this Silknet Stock Voting Agreement or the Proxy (i) is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, or (ii) would preclude the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, such term, provision, covenant or restriction shall be modified or voided, as may be necessary to achieve the intent of the parties to the extent possible, and the remainder of the terms, provisions, covenants and restrictions of this

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     Silknet Stock Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b) BINDING EFFECT AND ASSIGNMENT. This Silknet Stock Voting Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Silknet Stock Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without the prior written consent of the other, and any attempted assignment thereof without such consent shall be null and void.

          (c) AMENDMENTS AND MODIFICATIONS. This Silknet Stock Voting Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d) SPECIFIC PERFORMANCE: INJUNCTIVE RELIEF. The parties hereto acknowledge that Kana will be irreparably harmed by a breach of any of the covenants or agreements of Holder set forth herein and that there will be no adequate remedy at law for such a breach. Therefore, it is agreed that, in addition to any other remedies which may be available to Kana upon such breach, Kana shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

          (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

                  If to Kana:      Kana Communications, Inc.
                                   740 Bay Road
                                   Redwood City, CA 94063
                                   Fax: (650) 474-8507
                                   Attention: Chief Executive Officer

                  If to Holder:    To the address for notice set forth on
                                   the last page hereof.

                  With a copy to:  Silknet Software Inc.
                                   50 Phillippe Cote Street,
                                   Manchester, NH 03101
                                   Fax:  (603) 625-0428
                                   Attention:  Chief Executive Officer

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                  and to:           Brobeck, Phleger & Harrison LLP
                                    Two Embarcadero Place
                                    2200 Geng Road
                                    Palo Alto, CA 94303
                                    Fax: (650) 496-2885
                                    Attention: Warren T. Lazarow, Esq.
                                               David A. Makarechian, Esq.

                  and to:           Brobeck, Phleger & Harrison LLP
                                    Two Embarcadero Place
                                    2200 Geng Road
                                    Palo Alto, CA 94303
                                    Fax: (650) 496-2777
                                    Attention: Rod J. Howard, Esq.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          (f) GOVERNING LAW. This Silknet Stock Voting Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby.

          (g) ENTIRE AGREEMENT. This Silknet Stock Voting Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          (h) COUNTERPARTS. This Silknet Stock Voting Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          (i) EFFECT OF HEADINGS. The section headings contained herein are for convenience only and shall not affect the construction or interpretation of this Silknet Stock Voting Agreement.

          (j) HOLDER CAPACITY. Notwithstanding anything herein to the contrary, no person executing this Agreement who is, or becomes during the term hereof, a director of Kana makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of Kana. Holder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Holder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of such Holder's Shares.

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          IN WITNESS WHEREOF, the parties have caused this Silknet Stock Voting
     Agreement to be duly executed on the day and year first above written.

                                KANA COMMUNICATIONS, INC.

                                By:
                                   --------------------------------------

                                Its:
                                    --------------------------------------





                      [SIGNATURE PAGE OF VOTING AGREEMENT]

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                                HOLDER


                                By:
                                   --------------------------------------

                                Holder's Address for Notice:

                                ------------------------------------------

                                ------------------------------------------

                                ------------------------------------------

                                Number of Shares owned beneficially:

                                ------------------------------------------

                                Number of Shares owned of record (if different from above):

                                ------------------------------------------






                      [SIGNATURE PAGE OF IRREVOCABLE PROXY]


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                                     ANNEX A

                                IRREVOCABLE PROXY

     The undersigned stockholder of Silknet Software Inc., a Delaware corporation ("SILKNET"), hereby irrevocably appoints and constitutes the members of the Board of Directors of Kana Communications, Inc., a Delaware corporation ("KANA"), and each of them (the "PROXYHOLDERS"), the agents and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Silknet beneficially owned by the undersigned, which shares are listed below and any and all other shares or securities issued or issuable in respect thereof, or which the undersigned otherwise acquires, on or after the date hereof and prior to the date this proxy terminates (collectively, the "SHARES"), to vote the Shares (except those Shares which are not voting securities at the time of a vote, or are not converted into voting securities at the time of a vote) as follows:

     The agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Silknet stockholders, and in every written consent in lieu of such a meeting, or otherwise,

          (a) in favor of (i) adoption of the Agreement and Plan of Reorganization, by and among Kana, Pistol Acquisition Corp. ("SUB"), and Silknet, dated as of February __, 2000, as the same may be amended from time to time, (the "MERGER AGREEMENT") and (ii) approval of the merger of Sub with and into Silknet as contemplated by the Merger Agreement (the "MERGER"), and any proposal or action which would, or could reasonably be expected to, facilitate the Merger;

          (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

          (c) against any merger, consolidation or other business combination of Silknet with, sale of assets or stock of Silknet to, or reorganization or recapitalization involving Silknet with, any party other than Kana or an affiliate of Kana as contemplated by the Merger Agreement;

          (d) against any liquidation, or winding up of Silknet; and

          (e) against any other proposal or action which would, or could reasonably be expected to, prohibit or discourage the Merger.

The Proxyholders may not exercise this proxy with respect to any other matter. The undersigned may vote the Shares on all such other matters.

     The proxy granted by the undersigned to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the undersigned set forth in Section 2 of the Silknet Stock Voting Agreement, and is irrevocable and coupled with an interest

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in such obligations and in the interests in Silknet to be purchased and sold pursuant to the Merger Agreement. This proxy will terminate upon the termination of the Silknet Stock Voting Agreement in accordance with its terms.

     Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked, and no subsequent proxies will be given with respect to the Shares until such time as this proxy shall be terminated in accordance with its terms.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Silknet and with any Inspector of Elections at any meeting of the stockholders of Silknet.

     This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

     Dated: February __, 2000.

     Name of Stockholder: ________________________________________________

     Signature of Stockholder: ___________________________________________

     Shares beneficially owned by Stockholder: ___________________________

     Shares owned of record by Stockholder: ______________________________


                      [SIGNATURE PAGE OF IRREVOCABLE PROXY]